Exhibit 99

NEWS RELEASE




Date:            July 18, 2007

Contact:         R. Riggie Ridgeway - President & CEO
                 William B. West - Executive Vice President
                 Robert E. Dye, Jr. - Senior Vice President & CFO

To:              News Media

Release Date:    Immediate



                     PEOPLES BANCORPORATION, INC. ANNOUNCES

                        INCREASE IN FIRST HALF EARNINGS


Easley, SC - Peoples Bancorporation, Inc., (PBCE.OB) the parent company for The Peoples National Bank, Easley, South Carolina, Bank of Anderson, N.A., Anderson, South Carolina and Seneca National Bank, Seneca, South Carolina, reported total consolidated earnings of $2,469,000 for the six months ended June 30, 2007, a 6.1% increase over earnings of $2,327,000 reported for the six months ended June 30, 2006. Total consolidated earnings for the second quarter of 2007 were $1,197,000, a 4.5% increase over earnings of $1,146,000 reported for the second quarter of 2006. Diluted earnings per share for the first half of 2007 were $0.37 compared to $0.35 for the first half of 2006, while diluted earnings per share were $0.18 for the second quarter of 2007 compared to $0.17 for the second quarter of 2006.

Total assets at June 30, 2007 were $520,538,000, a $32,390,000 increase over the $488,148,000 in total assets at June 30, 2006. At June 30, 2007 total gross loans were $386,707,000 compared to $369,898,000 at June 30, 2006, an increase of $16,809,000. Total deposits at June 30, 2007 were $410,537,000, a $2,206,000 increase from the $408,331,000 in total deposits at June 30, 2006.

Commenting on the Company's performance, President and CEO Rig Ridgeway stated, "We are pleased to report a continued improvement in earnings for 2007 over 2006 levels even as we expand to the Greenville, SC market and while our industry experiences continuing margin squeeze."

Currently, The Peoples National Bank maintains four (4) full-service locations: two (2) in Easley, one (1) in Pickens and one (1) in Powdersville, South Carolina; The Peoples National Bank maintains one (1) loan-production office in Greenville, South Carolina; Bank of Anderson, N.A. maintains two (2) locations

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in Anderson, South Carolina; and Seneca National Bank maintains one (1) location in Seneca, South Carolina.

To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and on Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which are or will be available from the Securities and Exchange Commission's public reference facilities and from its website at www.sec.gov, or from the Company's shareholders' relations department.






































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                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                (Amounts in thousands except share information)

                                         Three Months Ended June 30,
                                         ---------------------------
Income Statement                              2007       2006          Change
                                              ----       ----          ------

  Net interest income                        $4,794     $4,848          -1.11%
  Provision for loan losses                     150        256         -41.41%
  Other income                                  917        933          -1.71%
  Other expenses                              3,915      3,786           3.41%
                                             ------     ------
     Income before income taxes               1,646      1,739          -5.35%
  Provision for income taxes                    449        593         -24.28%
                                             ------     ------
     Net Income                              $1,197     $1,146           4.45%
                                             ======     ======
  Return on average assets*                    0.95%     0.94%
  Return on average equity*                   10.07%    10.53%

Net income per common share**
  Basic                                      $ 0.18     $ 0.17
  Diluted                                    $ 0.18     $ 0.17

                                         Six Months Ended June 30,
                                         -------------------------
 Income Statement                              2007       2006           Change
----------------                              ----       ----           ------
  Net interest income                        $9,485     $9,624          -1.44%
  Provision for loan losses                     300        493         -39.15%
  Other income                                1,943      1,961          -0.92%
  Other expenses                              7,730      7,666           0.83%
                                             ------     ------
     Income before income taxes               3,398      3,426          -0.82%
  Provision for income taxes                    929      1,099         -15.47%
                                             ------     ------
     Net Income                              $2,469     $2,327           6.10%
                                             ======     ======

  Return on average assets*                    0.99%      0.96%
  Return on average equity*                   10.54%     10.88%

Net income per common share**
  Basic                                      $ 0.37     $ 0.35
  Diluted                                    $ 0.37     $ 0.35

                                               As of June 30,
                                               --------------
Balance Sheet                                 2007        2006          Change
-------------                                 ----        ----          ------
Total assets                                $520,538    $488,148         6.64%
Gross loans                                  386,707     369,898         4.54%
Allowance for loan losses                      3,920       4,095        -4.27%
Loans, net                                   382,787     365,803         4.64%
Securities                                    93,176      69,224        34.60%
Total earning assets                         482,767     456,014         5.87%
Total deposits                               410,537     408,331         0.54%
Shareholders' equity                          46,789      43,272         8.13%
Book value per share**                          6.97        6.57         6.09%

*  Annualized
** 2006 per share data has been restated to reflect the 5% stock dividend declared in December 2006.

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